TLD FUNDING GROUP
                      A DIVISION OF CEE & GEE FUNDING, INC.
                            8900 N CENTRAL, SUITE 214
                             PHOENIX, ARIZONA 85020
                                 (602) 678-4079
                               (602) 906-9549 FAX


                                FINANCE AGREEMENT

This agreement entered into on March 19, 1999 by SITEK, Incorporated and Advanced Technology Services, Inc. as "company" and TLD Funding Group as "funder".

                                   WITNESSETH

The funder agrees to provide the company financing for the purchases of equipment for resale. The funder will advance, directly to the seller of equipment, the net invoice amount upon presentation of the invoice. The invoice must be signed by the supplier of the product and a pre-approved representative of the company. The company will invoice the purchaser of the equipment in a timely manner and designate the remittance of the funds to the funder. The funder upon receipt of payment from the purchaser will withhold the equipment cost, appropriate fees, and remit the remainder to the company in a timely manner.

                              TERMS AND CONDITIONS

1.       Maximum Credit Available       $1,000,000.00

2.       Advance Rate:                  One hundred percent (100%) of equipment
                                        requirements, as submitted by company to funder.

3.       Term:                          12 Months

4.       Fees:                          RISK FEE of five percent (5%) per
                                        advance will be charged at time of
                                        payment of invoice by purchaser of
                                        product.

                                        INTEREST FEE'S will be charged at the
                                        following rate:

                                             1 - 30 DAYS one percent (1%) of
                                             advanced amount

                                             GREATER THAN 31 DAYS two percent
                                             (2%) of advanced Amount.

                                        MANAGEMENT FEE of two percent (2%) will
                                        be charged for each invoice funded at
                                        time of receipt of payment from
                                        purchaser of equipment.


Company: SITEK, Incorporated and
Advanced Technology Services, Inc.      Funder: TLD Funding Group

/s/ Don M. Jackson, Jr.                 /s/ John Balding
-----------------------------           -----------------------------
Don M. Jackson, Jr.                     John Balding